SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2006
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)

(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.
     On September 15, 2006, we announced that we are proposing to stop selling the Levi Strauss Signature® brand in Europe after the Spring 2007 season. We will consult with employee representatives according to local labor legislation and we have not yet entered into negotiations regarding transition arrangements with employee representatives or other third parties. As such, we are not currently in a position to provide estimates of the restructuring charges, inventory charges and related cash expenditures we may incur in connection with the decision. We do not, however, expect that the charges or inventory exposures will constitute a material charge for us under U.S. generally accepted accounting principles or that the cash expenditures will be material in amount. Once we formulate these estimates, we will disclose them in future SEC filings as appropriate.
     This decision does not affect our Levi Strauss Signature® businesses in North America and Asia. Our Levi Strauss Signature® business in Europe represents less than 3% of our overall European business.
     A copy of the press release is attached as Exhibit 99.1 hereto.
ITEM 9.01     Financial Statements and Exhibits.
          (d)     Exhibits.
99.1	Press release dated September 15, 2006 announcing intent to stop selling the Levi Strauss Signature® brand in Europe after the Spring 2007 season.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: September 15, 2006	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 15, 2006 announcing intent to stop selling the Levi Strauss Signature® brand in Europe after the Spring 2007 season.

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